UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 1, 2012

(Date of earliest event reported)

HealthMarkets, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14953	75-2044750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9151 Boulevard 26, North Richland Hills, Texas		76180
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 255-5200

(former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) and (c) On November 1, 2012, HealthMarkets, Inc. (the “Company”) appointed R. Scott Donovan, 55, as the Company’s Executive Vice President and Chief Financial Officer, effective immediately. Mr. Donovan will also serve as the Executive Vice President and Chief Financial Officer, and as a member of the Board of Directors, of the Company’s insurance subsidiaries. In addition, Mr. Donovan will serve as Executive Vice President and Chief Financial Officer of the Company’s insurance agency subsidiary, Insphere Insurance Solutions, Inc.

Mr. Donovan replaces Derrick A. Duke who, upon Mr. Donovan’s appointment, stepped down from his position as the Company’s Interim Chief Financial Officer. Mr. Duke had been serving in this role on an interim basis, until a permanent Chief Financial Officer was in place. Mr. Duke continues to serve as the Company’s Senior Vice President, Treasurer and Chief Insurance Operating Officer.

Mr. Donovan has extensive successful experience in the insurance industry, honing his skills over a thirty year career that includes senior management roles with a number of insurance companies. From 1996 to 1999, Mr. Donovan served as Senior Vice President and Chief Financial Officer of the Coregis Insurance Group, a wholly owned subsidiary of GE Capital Corporation. From 1999 to 2002, he served as Managing Director and Chief Financial Officer of TIG Insurance Group, before being promoted to President and Chief Operating Officer of TIG Insurance Group, a position he held from 2002 through 2006. In 2006, Mr. Donovan joined OdysseyRe Holdings Corp. as Executive Vice President and Chief Financial Officer, a position he held until 2010, at which time he became Executive Vice President of Odyssey Reinsurance Company.

The Company’s related press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

(e) On November 1, 2012, the Company entered into an employment agreement with Mr. Donovan (the “Employment Agreement”), governing the terms of his employment as Executive Vice President and Chief Financial Officer.

The Employment Agreement is effective immediately and has an initial term of three years. Thereafter, the Employment Agreement will automatically renew for successive one-year terms unless either party notifies the other that it does not wish to renew the Employment Agreement.

Mr. Donovan will receive an annual base salary of $500,000 and he will participate in the Company’s annual incentive program on terms and conditions no less favorable than those available to similarly situated executives of the Company, with a target bonus opportunity of 100% of Mr. Donovan’s annual base salary. For the Company’s fiscal year 2012, Mr. Donovan will be entitled to a pro-rated annual incentive award (at the greater of actual performance (as determined by the Executive Compensation Committee of the Company’s Board of Directors (the “Committee”)) and target level) and for the Company’s fiscal year 2013 Mr. Donovan will be entitled to an annual incentive award at the greater of actual performance (as determined by the Committee) and target level. For the Company’s fiscal year 2014 and thereafter during the employment term, Mr. Donovan will continue to participate in the Company’s annual incentive program with no guaranteed minimum bonus.

The Company has agreed to grant Mr. Donovan a stock option to purchase 250,000 shares of the Company’s Class A-1 common stock (“Shares”), as well as 120,000 restricted Shares, in each case under the Company’s 2006 Management Option Plan. The stock options and restricted Shares granted to Mr. Donovan will vest in equal quarterly installments, through December 1, 2017, subject to Mr. Donovan’s continued employment through the applicable vesting date (subject to earlier vesting in the case of certain qualifying terminations or a Change of Control (as defined in the Employment Agreement)).

The Employment Agreement provides for a $250,000 cash sign-on bonus to be paid to Mr. Donovan as soon as practicable following the effectiveness of the Employment Agreement. In the event that Mr. Donovan’s employment is terminated by the Company for “Cause” (as defined in the Employment Agreement) or he resigns without “Good Reason” (as defined in the Employment Agreement) during the 12-month period following the start date, Mr. Donovan will be required to repay a pro-rated portion of his sign-on bonus.

During the term of the Employment Agreement, Mr. Donovan will also be eligible to participate in the Company’s equity plan and any other incentive and deferred compensation plans and programs as well as any employee benefit plans and perquisite programs.

If Mr. Donovan’s employment is terminated by the Company without Cause, by Mr. Donovan for Good Reason or due to Mr. Donovan’s death or “Disability” (as defined in the Employment Agreement), Mr. Donovan will be entitled to the following payments and benefits:

•

an amount equal to the sum of (i) one years’ base salary and (ii) one times Mr. Donovan’s target bonus for the year of termination of employment, payable in equal installments, in accordance with the Company’s payroll schedule, for the duration of the payment period (or in a lump sum on the 65th day following the date of his termination of employment if the termination of employment occurs within one year following a Change of Control);

•

if the termination occurs after the last day of the first quarter of any fiscal year, a pro-rata bonus, based upon the achievement of the applicable performance goals and the number of days Mr. Donovan was employed in the applicable performance period;

•	12 months of continued health and life insurance benefits; and

•

the portion of any outstanding equity award which vests solely based on time/service that would have vested if Mr. Donovan had remained employed through the first anniversary of the date of termination will vest on the date of termination and all vested options will remain exercisable until the earlier of the expiration of the original term or the first anniversary of the date of termination.

In the event that Mr. Donovan becomes subject to any golden parachute excise taxes under Section 4999 of the Internal Revenue Code, he will be entitled to additional payments such that he is placed in the same after tax position as if no excise tax had been imposed, except that he will not receive the gross-up payment and the payments under the Employment Agreement will be reduced if the aggregate payments that Mr. Donovan is entitled to receive exceed by 10 percent or less the maximum amount he could receive without being subject to the excise tax.

While employed by the Company and for one year following his termination of employment, Mr. Donovan will be subject to certain non-competition and non-solicitation restrictions and will be subject to ongoing confidentiality restrictions. If Mr. Donovan breaches the non-compete, the non-solicitation or confidentiality covenants in the Employment Agreement, the Company will not be obligated to make additional payments of the cash severance or the pro-rata bonus and will not be obligated to provide Mr. Donovan and his eligible dependents with any continued health and life insurance benefits. Mr. Donovan will also be required to repay the Company any cash severance amounts or pro-rata bonus amounts previously paid to him.

The foregoing summary is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Exhibit Description

10.1	Employment Agreement, effective as of November 1, 2012, between HealthMarkets, Inc. and R. Scott Donovan.

99.1	Press release issued by HealthMarkets, Inc. on November 5, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HEALTHMARKETS, INC.

By:	/S/ KENNETH J. FASOLA
Name: Kenneth J. Fasola
Title: President & Chief Executive Officer

Dated: November 5, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Employment Agreement, effective as of November 1, 2012, between HealthMarkets, Inc. and R. Scott Donovan.

99.1	Press release issued by HealthMarkets, Inc. on November 5, 2012